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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      October 1,  2004
                                                      --------------------------

                                BRIGHTPOINT, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

              0-23494                              35-1778566
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      (Commission File Number)          (IRS Employer Identification No.)


  501 Airtech Parkway, Plainfield, Indiana                      46168
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  (Address of Principal Executive Offices)                    (Zip Code)

                                 (317) 707-2355
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2004, Brightpoint North America, L.P. ("Brightpoint N.A."), a Delaware Limited Partnership and a subsidiary of Brightpoint, Inc. an Indiana corporation ("Registrant"), entered into a lease ("Lease") with DP Industrial, LLC, a Delaware limited liability company ("Landlord"), pursuant to which Brightpoint NA will lease approximately 159,500 square feet of office and warehouse space located at 5360 Capital Court, Reno, Nevada (the "Premises"). The Lease commences on October 1, 2004 and has an initial term of five years and three months, with an option for Brightpoint N.A. to renew for an additional five year period. The base monthly rent under the lease is $0.00 for the period October 1, 2004 through December 31, 2004, $47,052.50 for the period January 1, 2005 through June 30, 2006 and $47,052.50 plus a one time Consumer Price Index adjustment not to exceed 4% per annum for the period July 1, 2006 through December 31, 2009. The Lease provides for additional payments to be made by Brightpoint N.A. to cover certain operating costs. The Lease also provides Brightpoint N.A. with an option to move to a larger facility owned by the Landlord. In addition, if the Landlord decides to expand the building in which the Premises are located to include an additional 145,000 square feet of warehouse space, Brightpoint N.A. has a right of first offer to lease such expansion space. Under the Lease, Brightpoint N.A. has agreed to indemnify the Landlord in respect of various costs, liabilities and obligations. Upon an uncured breach of the Lease by Brightpoint N.A., Landlord has remedies including the right to terminate the Lease and recover all amounts due under the remaining term of the Lease, less any amounts Brightpoint N.A. can prove were avoidable. Registrant has guaranteed all obligations of Brightpoint N.A. under the Lease. A copy of the lease is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Lease, Brightpoint N.A. and Wireless Fulfillment Services LLC, also a subsidiary of Registrant, together with Registrant and other parties affiliated with Registrant in their respective capacities, entered into a consent and limited waiver ("Waiver") to their Amended and Restated Credit Agreement with a syndicate of lenders led by GE Commercial Finance and the other credit parties thereto ("Revolver"). Pursuant to the Waiver, the lenders under the Revolver agreed to waive their mortgage on the Premises in exchange for a waiver from the Landlord permitting the lenders to enter the Premises to remove their collateral upon a default under the Revolver.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 described above and incorporated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         10.1 Lease dated September 28, 2004 between Brightpoint North America, L.P., and DP Industrial, LLC



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         10.2     Consent and Limited Waiver to Amended and Restated Credit
                  Agreement dated March 18, 2004, among Brightpoint North America, L.P. and Wirelesss Fulfillment Services LLC, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders and the other Lenders and the other Credit Parties signatory to the Amended and Restated Credit Agreement.

         99.1     Cautionary Statements


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BRIGHTPOINT, Inc.
                                            (Registrant)

                                            By: /s/ Steven E. Fivel
                                                --------------------------------
                                                Steven E. Fivel
                                                Executive Vice President and
                                                General Counsel

Date: October 5, 2004



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                                INDEX TO EXHIBITS


Exhibit           Description
-------           -----------
10.1              Lease dated September 28, 2004 between Brightpoint North
                  America, L.P., and DP Industrial, LLC

10.2              Consent and Limited Waiver to Amended and Restated Credit
                  Agreement Amended and Restated Credit Agreement dated March
                  18, 2004, among Brightpoint North America, L.P. and Wirelesss
                  Fulfillment Services LLC, General Electric Capital
                  Corporation, for itself, as Lender, and as Agent for Lenders and the other Lenders and the other Credit Parties signatory to the Amended and Restated Credit Agreement.

99.1              Cautionary Statements